Exhibit 23.2

Llinks Law Office
21F, South Tower
Shanghai Stock Exchange Bldg.
528 Pudong Road South
Shanghai, P.R. China

February 2, 2005

KongZhong Corporation
33rd Floor, Tengda Plaza
No.168 Xizhimen Wai Street
Beijing, China 100044

Re: KongZhong Corporation

Dear Sirs/Madams,

We have acted as legal advisors as to the People’s Republic of China law to KongZhong Corporation, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of a Registration Statement on Form F-1 initially filed with the U.S. Securities and Exchange Commission on June 4, 2004 (together with any amendments thereto, the “Form F-1”) relating to American depositary shares (“ADSs”).

We hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-8 relating to the KongZhong Corporation 2002 Equity Incentive Plan (together with any amendments thereto, the “Form S-8”) of the Form F-1, including all references to our firm under the headings “Risk factors,” “Our corporate structure,” “Regulation,” “Legal matters,” and “Enforceability of civil liabilities,” and elsewhere in the prospectus included in the Form F-1. In addition, we give consent to the inclusion of our opinions filed as exhibits to the Form F-1 and quotation or summarization of our opinion under the headings “Risk factors,” “Our corporate structure,” “Regulation,” “Legal matters,” and “Enforceability of civil liabilities” in the prospectus included in the Form F-1. We also consent to the filing of this letter with the U.S. Securities and Exchange Commission as an exhibit to the Form S-8.

It is our understanding that, in giving this consent, we shall not be deemed to give any opinion in addition to our opinions given on the date as set forth in our opinion filed as exhibit to the Form F-1.

In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Llinks Law Office

Llinks Law Office